               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined financial information, including the notes thereto, give effect to (1) the acquisition of Wyman-Gordon, (2) the purchase of Wyman-Gordon's outstanding 8% notes due 2007, and (3) financing referenced in Note 4(a) to the unaudited pro forma combined financial information, and are qualified in their entirety by reference to, and should be read in conjunction with, our historical consolidated financial statements and Wyman-Gordon's historical consolidated financial statements. We report on the basis of a 52-53 week fiscal year ending the Sunday closest to March 31, while Wyman-Gordon reported on the basis of a 52-53 week fiscal year ending on the Saturday closest to May 31. The unaudited pro forma combined statements of income data includes the fiscal year ended March 28, 1999 for us and the fiscal year ended May 31, 1999 for Wyman-Gordon and includes the nine months ended December 26, 1999 for us and Wyman-Gordon. For the statements of income, the acquisition of Wyman-Gordon and debt incurrences are treated as if they had taken place on the first day of the periods presented. In combining the financial information, we have made certain reclassifications to Wyman-Gordon's historical financial statements to conform to our presentation. The unaudited pro forma combined statements of income data do not reflect any adjustments for cost savings that may be realized as a result of combining our operations with Wyman-Gordon's operations following the acquisition of Wyman-Gordon.

    We have prepared the unaudited pro forma combined financial statements based upon currently available information and assumptions that we have deemed appropriate. This pro forma information may not be indicative of what actual results would have been, nor does such data purport to represent the combined financial results of us and Wyman-Gordon for future periods. In addition, the pro forma adjustments set forth in the following unaudited pro forma combined financial information are estimated and may differ from final adjustments.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME DATA

                                                       YEAR ENDED MARCH 28, 1999 FOR PCC
                                                 AND YEAR ENDED MAY 31, 1999 FOR WYMAN-GORDON
                                          -----------------------------------------------------------
                                               HISTORICAL                      PRO FORMA
                                          ---------------------   -----------------------------------
                                                                  ADJUSTMENTS
                                                        WYMAN-     INCREASE
                                             PCC        GORDON    (DECREASE)     NOTES      COMBINED
                                          ----------   --------   -----------   --------   ----------
                                                       (DOLLARS AND SHARES IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales...............................  $1,471,900   $849,300     $(61,900)    (1) (2)   $2,259,300
Cost of goods sold......................   1,134,000    715,900      (39,800)    (1) (3)    1,810,100
Provision for restructuring charges and
  other.................................      13,100     13,800       (2,000)        (1)       24,900
Selling and administrative expenses.....     146,400     57,900       (8,500)        (1)      195,800
Interest expense, net...................      27,600     14,200       48,300     (2) (4)       90,100
                                          ----------   --------     --------               ----------
Income before provision for income
  taxes.................................     150,800     47,500      (59,900)                 138,400
Provision for income taxes..............      47,500     10,500       (9,400)        (5)       48,600
                                          ----------   --------     --------               ----------
Net income..............................  $  103,300   $ 37,000     $(50,500)              $   89,800
                                          ==========   ========     ========               ==========
Net income per share (basic)............  $     4.23                                       $     3.68
Net income per share (diluted)..........  $     4.22                                       $     3.67
Weighted average shares outstanding
  (basic)...............................      24,400                                           24,400
Weighted average shares outstanding
  (diluted).............................      24,500                                           24,500

OTHER FINANCIAL DATA:
EBIT....................................  $  178,400   $ 61,700     $(11,600)        (6)   $  228,500
EBITDA..................................  $  232,500   $ 89,300     $    900         (6)   $  322,700
Adjusted EBIT...........................  $  191,500   $ 75,500     $(13,600)              $  253,400
Adjusted EBITDA.........................  $  245,600   $103,100     $ (1,100)              $  347,600

    The following unaudited pro forma combined statements of income data for the nine months ended December 26, 1999 includes the nine months ended December 26, 1999 for us and Wyman-Gordon. Because Wyman-Gordon's fiscal year ended on May 31, 1999, two months of this nine-month period are also reflected in the unaudited pro forma combined statements of income data for the companies' fiscal years above. Wyman-Gordon's net sales and net income for this two-month period were $142,900 and $13,500, respectively.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME DATA

                                            NINE MONTHS ENDED DECEMBER 26, 1999 FOR PCC AND NINE MONTHS
                                                     ENDED DECEMBER 26, 1999 FOR WYMAN-GORDON
                                          ---------------------------------------------------------------
                                                HISTORICAL                        PRO FORMA
                                          -----------------------   -------------------------------------
                                                                    ADJUSTMENTS
                                                         WYMAN-      INCREASE
                                              PCC        GORDON     (DECREASE)      NOTES      COMBINED
                                          -----------   ---------   -----------   ---------   -----------
                                                         (DOLLARS AND SHARES IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales...............................  $1,064,300    $510,500     $(39,500)     (1) (2)    $1,535,300
Cost of goods sold......................     825,600     432,800      (20,900)     (1) (3)     1,237,500
Provisions for restructuring charges and
  other.................................      11,000      (1,400)          --                      9,600
Environmental charges...................          --      14,700           --                     14,700
Selling and administrative expenses.....     114,800      38,600       (4,800)         (1)       148,600
Interest expense, net...................      19,300       9,800       38,500      (2) (4)        67,600
                                          ----------    --------     --------                 ----------
Income before provision for income
  taxes.................................      93,600      16,000      (52,300)                    57,300
Provision for income taxes..............      34,600         700      (10,300)         (5)        25,000
                                          ----------    --------     --------                 ----------
Net income..............................  $   59,000    $ 15,300     $(42,000)                $   32,300
                                          ==========    ========     ========                 ==========
Net income per share (basic)............  $     2.41                                          $     1.32
Net income per share (diluted)..........  $     2.40                                          $     1.31
Weighted average shares outstanding
  (basic)...............................      24,500                                              24,500
Weighted average shares outstanding
  (diluted).............................      24,600                                              24,600

OTHER FINANCIAL DATA:
EBIT....................................  $  112,900    $ 25,800     $(13,800)         (6)    $  124,900
EBITDA..................................  $  158,400    $ 48,300     $ (4,900)                $  201,800
Adjusted EBIT...........................  $  123,900    $ 39,100     $(13,800)                $  149,200
Adjusted EBITDA.........................  $  169,400    $ 61,600     $ (4,900)                $  226,100

                           PRECISION CASTPARTS CORP.
                NOTES TO PRO FORMA COMBINED STATEMENTS OF INCOME

(1) Adjustments to reflect only the ongoing operating results of Wyman-Gordon, primarily as a result of the Agreement Containing Consent Orders requiring divestiture of certain Wyman-Gordon operations:

                                                          YEAR ENDED    NINE MONTHS ENDED
                                                         MAY 31, 1999   DECEMBER 26, 1999
                                                         ------------   -----------------
Net sales..............................................    $(58,900)         $(36,900)
Cost of goods sold.....................................     (53,600)          (31,300)
Provision for restructuring and other..................      (2,000)               --
Selling and administrative expenses....................      (8,500)           (4,800)

(2) Reclassification to Wyman-Gordon's historical financial statements to conform to PCC's presentation:

                                                          YEAR ENDED    NINE MONTHS ENDED
                                                         MAY 31, 1999   DECEMBER 26, 1999
                                                         ------------   -----------------
Net sales..............................................     $(3,000)         $(2,600)
Interest expense, net..................................      (3,000)          (2,600)

(3) Adjusted to eliminate Wyman-Gordon's historical goodwill amortization and to include amortization of new goodwill over a period of 40 years.

(4) Interest expense was adjusted to reflect the following:

                                                          YEAR ENDED    NINE MONTHS ENDED
                                                         MAY 31, 1999   DECEMBER 26, 1999
                                                         ------------   -----------------
Interest expense on new debt(a)........................    $ 76,400          $ 56,200
Commitment and other fees..............................       1,700             1,300
Amortization of financing costs........................       1,500             1,200
Elimination of Wyman-Gordon interest income............       3,000             2,600
Elimination of interest expense on debt under PCC's
  prior credit agreement...............................     (17,100)           (9,700)
Elimination of interest expense on Wyman-Gordon debt...     (14,200)          (10,500)
                                                           --------          --------
  Total................................................    $ 51,300          $ 41,100
                                                           --------          --------

    (a) Interest expense on new debt as follows:

                                                         AVERAGE    AVERAGE     YEAR ENDED
DEBT INSTRUMENT                                         PRINCIPAL     RATE     MAY 29, 1999
---------------                                         ---------   --------   ------------
Bridge Loan...........................................  $300,000      6.9%        $20,800
Term Loan.............................................   400,000      7.2%         28,700
Receivables Securitization............................   150,000      6.2%          9,300
Commercial Paper......................................   276,100      6.4%         17,600
                                                                                  -------
  Total...............................................                            $76,400
                                                                                  -------

                                                    AVERAGE    AVERAGE    NINE MONTHS ENDED
DEBT INSTRUMENT                                    PRINCIPAL     RATE     DECEMBER 26, 1999
---------------                                    ---------   --------   -----------------
Bridge Loan......................................  $300,000      7.0%          $15,800
Term Loan........................................   400,000      7.3%           21,800
Receivables Securitization.......................   150,000      6.3%            7,000
Commercial Paper.................................   238,600      6.5%           11,600
                                                                               -------
  Total..........................................                              $56,200
                                                                               -------

    The average interest rates were computed using average LIBOR rates for the appropriate periods plus applicable spreads ranging from 25 to 125 basis points, depending on the debt instruments. Additionally, two swaps were in place to partially fix the interest rates of the debt. The first swap has an annual average notional balance of $412,500 swapped at a fixed rate of 6.5%, while the second swap has an annual average notional balance of $225,000 swapped at a fixed rate of 6.1%. The costs of these swaps were allocated to the applicable debt instruments, thereby increasing the average interest rates.

    For the year ended March 28, 1999, a 1/8 of 1 percent change in the interest rate would result in a change in interest expense of approximately $600. Additionally, for the nine months ended December 26, 1999, a 1/8 of 1 percent change in the interest rate would result in a change in interest expense of approximately $300.

(5) Income tax expense was adjusted to reflect the expected statutory tax rates of PCC as follows:

                                                          YEAR ENDED    NINE MONTHS ENDED
                                                         MAY 29, 1999   DECEMBER 29, 1999
                                                         ------------   -----------------
Effective tax rates....................................      35.1%             43.6%

(6) EBIT represents earnings before interest and income taxes. EBITDA represents earnings before interest, income taxes, depreciation and amortization. Other companies in our industry may calculate EBIT and EBITDA differently than we do. Neither EBIT nor EBITDA is intended to represent cash flow or any other measure of performance reported in accordance with generally accepted accounting principles. We have included EBIT and EBITDA because we understand that EBIT and EBITDA are used by certain investors as measures of a company's ability to service debt. However, EBIT and EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

    Pro forma adjustments to EBIT represents the adjustments described in Notes (1), (2) and (3). Pro forma adjustments to EBITDA represent the adjustments described in Notes (1) and (2), the amortization of financing costs described in Note (4) and the elimination of depreciation expense on divested Wyman-Gordon operations.

    Adjusted EBIT and adjusted EBITDA are calculated by adding to EBIT and EBITDA the restructuring and other charges that we believe are non-recurring and are not indicative of our future operating performance.